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                                                               Exhibit 10.108(c)

                    AMENDMENT NUMBER 4 TO SECURITY AGREEMENT

     THIS AMENDMENT NUMBER 4 TO SECURITY AGREEMENT, dated as of January 14, 2002 (this "AMENDMENT"), is entered into by and among FIRST INVESTORS AUTO RECEIVABLES CORPORATION, a Delaware corporation (the "DEBTOR"), FIRST INVESTORS FINANCIAL SERVICES, INC., a Texas corporation ("FIFS" or "SELLER"), FIRST INVESTORS SERVICING CORPORATION, a Delaware corporation ("FISC" or the "SERVICER"), VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation, ("VFCC"), FIRST UNION SECURITIES, INC., a Delaware corporation ("FIRST UNION SECURITIES"), MBIA INSURANCE CORPORATION, a New York stock insurance company, ("SURETY BOND PROVIDER") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION ("WELLS FARGO"). Capitalized terms used and not otherwise defined herein are used as defined in the Transaction Documents (as defined below).

     WHEREAS, the parties hereto entered into that certain Security Agreement, dated as of October 22, 1996, as amended by Amendment Number 1 to Security Agreement, dated as of August 25, 1997, Amendment Number 2 to Security Agreement, dated as of March 31, 1999, Amendment Number 3 to Security Agreement, dated as of November 29, 2000 and the First Omnibus Amendment to Transaction Documents, dated as of the date hereof (as amended, supplemented or restated to the date hereof, the "SECURITY AGREEMENT");

     WHEREAS, the parties hereto desire to amend the Security Agreement in certain respects as provided herein;

     NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS. Effective as of the Effective Date, the Security Agreement is hereby amended as follows:

     (a) The definition of "Adjusted LIBOR Rate" in Section 1.1 of the Security Agreement is hereby modified, amended and restated to read in its entirety as follows:

          "ADJUSTED LIBOR RATE" means, with respect to any Collection Period, an interest rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such Collection Period and (ii) the denominator of which is equal to 100% MINUS the Eurodollar Reserve Percentage for such Collection Period; PROVIDED, however, the Adjusted LIBOR Rate shall be the Base Rate if a Eurodollar Disruption Event occurs."

     (b) The definition of "Carrying Costs" in Section 1.1 of the Security Agreement is hereby modified, amended and restated to read in its entirety as follows:

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          "CARRYING COSTS" shall mean for any Collection Period the sum of: (a)
          the Accrued Interest; (b) without duplication of the amounts described in clause (a) above, any amounts necessary to pay interest, calculated at the Base Rate, with respect to amounts disbursed by the Credit Support Provider in respect of Defaulted Receivables, if the Surety Bond Provider shall have failed to make any required payment under the Surety Bond in respect of such Defaulted Receivables, outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period; (c) any past due amounts not paid in clauses (a) and (b); (d) the costs to the Company with respect to the Yield Protection Provision, which amounts are paid pursuant to this clause (d) shall not exceed 1.00% per annum of the Net Investment; and (e) the Program Fee and Unused Program Fee (the sum of which shall not exceed .30% per annum of the Net Investment) accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period.

     (c) The definition of "Company" is hereby modified, amended and restated to read in its entirety as follows:

          "COMPANY" shall mean Variable Funding Capital Corporation and its successors and assigns.

     (d) The definition of "Eligible Receivables" is hereby amended by deleting subsection (q) and substituting in lieu thereof, the following:

          "(q) which has an original maturity of 66 months or less (provided, however, that no more than 10% of the Principal Balance of any Receivables pledged may have an original maturity of 61 to 66 months);"

     (e) The definition of "Fee Letter" is hereby modified, amended and restated to read in its entirety as follows:

          "FEE LETTER" shall mean the letter agreement dated as of the Effective Date, between the Company, the Administrative Agent and the Debtor in respect of the payment by the Debtor of certain fees."

     (f) The definition of "LIBOR Rate" is hereby modified, amended and restated to read in its entirety as follows:

          "LIBOR RATE" shall mean for any day during any Collection Period, an interest rate per annum equal to:

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               (i) the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the first day of the applicable Collection Period; or

               (ii) if no such rate appears on Telerate page 3750 at such time and day, then LIBOR shall be determined by First Union National Bank at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States Dollars are being, have been, or would be offered or quoted by First Union National Bank to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

     (g) The definition of "Termination Date" in Section 1.1 of the Security Agreement is hereby amended by deleting clause (i) therein and substituting in lieu thereof, the following:

          "(i) January 13, 2003 unless such date shall be extended by the parties hereto pursuant to a written document,"

     (h) The following definitions are added in appropriate alphabetical order in Section 1.1 of the Security Agreement:

          (i) "ACCRUED INTEREST" shall mean for any Collection Period, the sum of the Interest for each day during the Collection Period.

          (ii) "ALTERNATIVE RATE" shall mean an interest rate per annum equal to the Adjusted LIBOR Rate; PROVIDED, however, that the Alternative Rate shall be the Base Rate if a Eurodollar Disruption Event occurs.

          (iii) "BREAKAGE COSTS" shall mean such amount or amounts as shall compensate the Company for any loss, cost or expense incurred by the Company (as determined by the Company (and by the Administrative Agent on behalf of the Company) in such Person's sole discretion) as a result of a prepayment by the Debtor of the Interest or the Net Investment.

          (iv) "CP RATE" shall mean for any day during any Collection Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Company from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by the Company maturing on dates other than those certain dates on which the Company is to receive the funds) in respect of

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                 promissory notes issued by the Company in the commercial paper market that are allocated, in whole or in part, by the Administrative Agent (on behalf of the Company) to fund or maintain the Company's investment in the Note during such Collection Period, as determined by the Administrative Agent (on behalf of the Company) and reported to the Debtor which rate shall reflect and give effect to (i) commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Administrative Agent (on behalf of the Deal Agent) and (ii) other borrowings by the Company, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; PROVIDED, however, that if any component -------- of such rate is a discount rate, in calculating the CP Rate, the Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

          (v) "EUROCURRENCY LIABILITIES": shall have the meaning specified in Regulation D.

          (vi) "EURODOLLAR DISRUPTION EVENT" shall mean the occurrence of any of the following: (A) any Liquidity Provider shall have notified the Administrative Agent of a determination by such Liquidity Provider or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund the Note or any interest therein, (B) any Liquidity Provider shall have notified the Administrative Agent of the inability, for any reason, of such Liquidity Provider or any of its assignees or participants to determine the Adjusted LIBOR Rate, (C) any Liquidity Provider shall have notified the Administrative Agent of a determination by such Liquidity Provider or any of its assignees or participants that the rate at which deposits of United States dollars are being offered to such Liquidity Provider or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Liquidity Provider, such assignee or such participant of making, funding or maintaining any Purchased Interest or (D) any Liquidity Provider shall have notified the Administrative Agent of the inability of such Liquidity Provider or any of its assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain the Note.

          (vii) "EURODOLLAR RESERVE PERCENTAGE" with respect to any Reference Bank for any period, shall mean the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to

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                 time by the Board of Governors of the Federal Reserve System
                 (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

          (viii) "INSURANCE AGREEMENT AMORTIZATION EVENT shall have the meaning set forth in the Insurance Agreement.

          (ix) "INTEREST" shall mean for any Collection Period with respect to the Note, the sum of the products (for each day during such Collection Period) of:

                 IR x NI x 1/360

                 where:

                 IR = the Interest Rate; and

                 NI = the Net Investment.

          (x) "INTEREST RATE" shall mean with respect to the Notes, on any day, (i) for the portion of the Net Investment that is funded on such day through the issuance of Commercial Paper, the CP Rate and (ii) for the portion of the Net Investment that is not funded through the issuance of commercial paper, the Alternative Rate.

          (xi) "REFERENCE BANK" means any bank, which furnishes information for purposes of determining the Adjusted LIBOR Rate.

     (i) The following definitions in Section 1.1 of the Security Agreement are hereby deleted:

          (i)    "Accrued Interest Component"

          (ii)   "Interest Component"

          (iii)  "Interest Rate"

          (iv)   "Principal Component"

          (v)    "Related Commercial Paper"

     (j) Section 2.5 of the Security Agreement is hereby amended by deleting clause (iv) and substituting in lieu thereof, the following:

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          "after giving effect to any such increase, the Net Investment would not exceed the Facility Limit;"

     (k) Section 2.6 of the Security Agreement is hereby amended by deleting the last two sentences of the first paragraph therein.

     (l)  Section 5.1(b) of the Security Agreement is hereby deleted.

     (m) Section 5.1(c) of the Security Agreement is hereby amended by deleting the word "Related" in clause (ii) in the second to last sentence therein.

     (n) Section 5A.1(d)(iii) is hereby amended by deleting the word "Related" in the first sentence therein.

     (o) Section 6.1(d)(ii) is hereby modified, amended and restated to read in its entirety as follows:

          "(ii) the Net Investment equals or exceeds the Facility Limit or"

     (p) Section 6.3 of the Security Agreement is hereby amended by adding a new subsection (j) as follow:

          "(j) the occurrence of an Insurance Agreement Amortization Event."

     (q) Section 6.4 of the Security Agreement is hereby amended by deleting the word "Related" in the second sentence therein.

     (r) A new Section 8.13 is hereby added to the Security Agreement to read as follows:

          "Section 8.13 NO RECOURSE AGAINST CERTAIN PERSONS.

          (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; IT BEING EXPRESSLY AGREED AND UNDERSTOOD that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Secured Party or any incorporation,

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          stockholder, affiliate, officer, employee or director of such Secured
          Party or of any such administrator, as such, or any other of them, under or by reason of any of obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party or any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution or otherwise, is hereby expressly waived as a condition of an in consideration for the execution of this Agreement. The provisions of this Section 5.9 shall survive the termination of this Agreement.

          (b) Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to the Company after paying or making provision for the payment of its Commercial Paper. All payment obligations of the Company hereunder are contingent on the availability of funds in the excess of amounts necessary to pay its Commercial Paper and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by the Company exceeds the amount available to the Company to pay such amount after paying or making the provision for the payment of its Commercial Paper."

     SECTION 2. EFFECTIVE DATE. This Amendment shall become effective as of the date (the "EFFECTIVE DATE") on which each of the following conditions precedent shall have been satisfied:

     (a) AMENDMENT. The Company, the Surety Bond Provider and the
Administrative Agent shall have received multiple counterparts, as requested, of this Amendment, executed and delivered by a duly authorized officer of each party hereto.

     (b) LIQUIDITY AGREEMENT. The Liquidity Purchase Agreement shall have been duly executed by the parties thereto.

     (c) FIRST OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS. Each of the conditions set forth in Section 6 of the First Omnibus Amendment to Transaction Documents shall have been satisfied.

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     (d) OTHER INFORMATION. The Debtor shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments, as the Company, the Administrative Agent or the Surety Bond Provider may reasonably request.

     SECTION 3. MISCELLANEOUS.

     (a) REFERENCES IN SECURITY AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Security Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Security Agreement as amended hereby, and each reference to the Security Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Security Agreement as amended hereby.

     (b) EFFECT ON SECURITY AGREEMENT. Except as specifically amended hereby, the Security Agreement shall remain in full force and effect. This Amendment shall not constitute a novation of the Security Agreement, but shall constitute an amendment thereof.

     (c) NO WAIVER. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Security Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

     (d) SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     (e) COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     (f) HEADINGS. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     (g) AMENDMENTS. This Amendment may not be amended or otherwise modified except as provided in the Security Agreement.

     (h) GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,THE LAWS OF THE STATE OF NEY YORK, OTHER THAN THE CONFLICT OF LAW RULES THEREOF.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

                                        FIRST INVESTORS AUTO RECEIVABLES
                                        CORPORATION.

                                        By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                        FIRST INVESTORS FINANCIAL SERVICES, INC.

                                              By:
                                                  ------------------------------
                                                    Name:
                                                    Title:

                                        FIRST INVESTORS SERVICING CORPORATION

                                              By:
                                                  ------------------------------
                                                    Name:
                                                    Title:

                                        FIRST UNION SECURITIES, INC.

                                              By:
                                                  ------------------------------
                                                    Name:
                                                    Title:

                                        VARIABLE FUNDING CAPITAL CORPORATION

                                        By First Union Securities, Inc.
                                           as attorney-in-fact

                                              By:
                                                  ------------------------------
                                                    Name:
                                                    Title:

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

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                                              By:
                                                  ------------------------------
                                                    Name:
                                                    Title:

                                        MBIA INSURANCE CORPORATION

                                              By:
                                                  ------------------------------
                                                    Name:
                                                    Title: